UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2022 (January 11, 2022)

CHP MERGER CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-39140	84-2590924
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

25 Deforest Avenue, Suite 108 Summit, New Jersey	07901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 508-7090

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one half of one warrant	CHPMU	The Nasdaq Stock Market LLC
Class A common stock included as part of the units	CHPM	The Nasdaq Stock Market LLC
Warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	CHPMW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 11, 2022, CHP Merger Corp. (the “Company”) received a notice from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was deficient in meeting the requirements of Listing Rule 5620(a), which requires the Company to hold an annual meeting of shareholders no later than one year after the end of the Company's 2020 fiscal year-end. In accordance with the instructions on the notice letter, the Company has submitted a plan to regain compliance with such rule. Pursuant to the Company’s plan submitted to Nasdaq, the Company will hold a meeting prior to May 26, 2022 in connection with the vote for its previously announced business combination. Additionally, if the Company requires an extension to complete its initial business combination, it would hold the annual meeting as part of the shareholder meeting for a further extension which would also occur prior to May 26, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 2022
CHP MERGER CORP.

By:	/s/ James T. Olsen
Name:	James T. Olsen
Title:	Chief Executive Officer